Exhibit 3.1(A)

                                IMH ASSETS CORP.,

                                   DEPOSITOR,

                                       and

                             WELLS FARGO BANK, N.A.,

                                 GRANTOR TRUSTEE

                   ------------------------------------------

                             GRANTOR TRUST AGREEMENT

                            Dated as of June 29, 2004

                   ------------------------------------------

                                IMH ASSETS CORP.
                   IMPAC CMB GRANTOR TRUST 2004-6-1 THROUGH 6,
                    GRANTOR TRUST CERTIFICATES, SERIES 2004-6

                               ------------------

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                                TABLE OF CONTENTS

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                                                                                          Page
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ARTICLE I

        Definitions..........................................................................2

ARTICLE II

        Conveyance of Underlying Class M Bonds;
        Original Issuance of Certificates....................................................7
               Section 2.01  CONVEYANCE OF UNDERLYING CLASS M BONDS TO
               GRANTOR TRUSTEE...............................................................7
               Section 2.02  ACCEPTANCE BY GRANTOR TRUSTEE...................................8
               Section 2.03  REPRESENTATIONS AND WARRANTIES CONCERNING THE
               DEPOSITOR.....................................................................8

ARTICLE III

        Accounts............................................................................10
               Section 3.01  PAYMENT ACCOUNT................................................10
               Section 3.02  PERMITTED WITHDRAWALS AND TRANSFERS FROM THE
               PAYMENT ACCOUNTS.............................................................10

ARTICLE IV

        Certificates........................................................................11
               Section 4.01  CERTIFICATES...................................................11
               Section 4.02  REGISTRATION OF TRANSFER AND EXCHANGE OF
               CERTIFICATES.................................................................13
               Section 4.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES
                ............................................................................14
               Section 4.04  PERSONS DEEMED OWNERS..........................................15
               Section 4.05  ERISA RESTRICTIONS.............................................15

ARTICLE V

        Payments to Certificateholders......................................................16
               Section 5.01  PAYMENTS ON THE CERTIFICATES...................................16
               Section 5.02  ALLOCATION OF LOSSES...........................................16
               Section 5.03  PAYMENTS.......................................................17
               Section 5.04  STATEMENTS TO CERTIFICATEHOLDERS...............................17

ARTICLE VI

        Indemnification.....................................................................19

ARTICLE VII

        Concerning the Grantor Trustee......................................................20
               Section 7.01  DUTIES OF GRANTOR TRUSTEE......................................20
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
               Section 7.02  CERTAIN MATTERS AFFECTING THE GRANTOR TRUSTEE
                ............................................................................21
               Section 7.03  GRANTOR TRUSTEE NOT LIABLE FOR CERTIFICATES OR
               MORTGAGE LOANS...............................................................23
               Section 7.04  GRANTOR TRUSTEE MAY OWN CERTIFICATES...........................23
               Section 7.05  GRANTOR TRUSTEE'S FEES AND EXPENSES............................23
               Section 7.06  ELIGIBILITY REQUIREMENTS FOR GRANTOR TRUSTEE
                ............................................................................24
               Section 7.07  INSURANCE......................................................24
               Section 7.08  RESIGNATION AND REMOVAL OF THE GRANTOR TRUSTEE
                ............................................................................24
               Section 7.09  SUCCESSOR GRANTOR TRUSTEE......................................25
               Section 7.10  MERGER OR CONSOLIDATION OF GRANTOR TRUSTEE
                ............................................................................26
               Section 7.11  APPOINTMENT OF CO-GRANTOR TRUSTEE OR SEPARATE
               GRANTOR TRUSTEE..............................................................26
               Section 7.12  FEDERAL INFORMATION RETURNS AND REPORTS TO
               CERTIFICATEHOLDERS; GRANTOR TRUST ADMINISTRATION.............................27

ARTICLE VIII

        Termination.........................................................................29
               Section 8.01  TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR
               ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS............................29

ARTICLE IX

        Miscellaneous Provisions............................................................30
               Section 9.01  INTENT OF PARTIES..............................................30
               Section 9.02  ACTION UNDER UNDERLYING DOCUMENTS..............................30
               Section 9.03  AMENDMENT......................................................30
               Section 9.04  RECORDATION OF AGREEMENT.......................................31
               Section 9.05  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.....................31
               Section 9.06  ACTS OF CERTIFICATEHOLDERS.....................................32
               Section 9.07  GOVERNING LAW..................................................33
               Section 9.08  NOTICES........................................................33
               Section 9.09  SEVERABILITY OF PROVISIONS.....................................34
               Section 9.10  SUCCESSORS AND ASSIGNS.........................................34
               Section 9.11  ARTICLE AND SECTION HEADINGS...................................34
               Section 9.12  COUNTERPARTS...................................................34
               Section 9.13  NOTICE TO RATING AGENCIES......................................34

EXHIBITS

Exhibit A - Form of Class M Certificate
Exhibit B - Copies of Underlying Class M Bonds
Exhibit C - Underlying Operative Documents

                             GRANTOR TRUST AGREEMENT

      Grantor Trust Agreement dated June 29, 2004, between IMH Assets Corp., a California corporation, as Depositor (the "Depositor") and Wells Fargo Bank, N.A., a national banking association, not in its individual capacity but solely as grantor trustee (the "Grantor Trustee").

                              PRELIMINARY STATEMENT

      On the Closing Date, the Depositor will acquire the Underlying Class M Bonds. On the Closing Date, the Depositor will (i) transfer the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds to Impac CMB Grantor Trust 2004-6-1 and receive the Class M-1 Certificates evidencing the entire beneficial ownership interest in Trust Fund 1; (ii) transfer the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds to Impac CMB Grantor Trust 2004-6-2 and receive the Class M-2 Certificates evidencing the entire beneficial ownership interest in Trust Fund 2; (iii) transfer the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds to Impac CMB Grantor Trust 2004-6-3 and receive the Class M-3 Certificates evidencing the entire beneficial ownership interest in Trust Fund 3; (iv) transfer the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds to Impac CMB Grantor Trust 2004-6-4 and receive the Class M-4 Certificates evidencing the entire beneficial ownership interest in Trust Fund 4; (v) transfer the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds to Impac CMB Grantor Trust 2004-6-5 and receive the Class M-5 Certificates evidencing the entire beneficial ownership interest in Trust Fund 5; and (vi) transfer the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds to Impac CMB Grantor Trust 2004-6-6 and receive the Class M-6 Certificates evidencing the entire beneficial ownership interest in Trust Fund 6.

      The Grantor Trustee on behalf of each Trust shall make an election for the assets constituting the related Trust Fund to be treated for federal income tax purposes as a grantor trust.

      In consideration of the mutual agreements herein contained, the Depositor and the Grantor Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

      Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached as Appendix A to the Indenture.

      AGREEMENT: This Grantor Trust Agreement and all amendments hereof and supplements hereto.

      ASSUMED FINAL PAYMENT DATE: June 2034, or if such day is not a Business Day, the next succeeding Business Day.

      AVAILABLE FUNDS: With respect to any Payment Date and each Certificate, the sum of any payments received by the Grantor Trustee from the related Underlying Class M Bonds minus the fees, expenses and indemnity amounts owed the Grantor Trustee.

      BOOK-ENTRY CERTIFICATES: Beneficial interests in the Certificates, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.01 of the Grantor Trust Agreement.

      CERTIFICATE: Any grantor trust certificate evidencing a beneficial ownership interest in the related Trust Fund signed and countersigned by the Grantor Trustee in substantially the form annexed hereto as Exhibit A, with the blanks therein appropriately completed.

      CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

      CERTIFICATE REGISTER: The register maintained pursuant to Section 4.02(a).

      CERTIFICATEHOLDER: A Holder of a Certificate.

      CLASS: With respect to the Grantor Trust Certificates, M-1, M-2, M-3, M-4, M-5 or M-6.

      CLOSING DATE: June 29, 2004.

      CODE: The Internal Revenue Code of 1986, as amended.

      CORPORATE TRUST OFFICE: The office of the Grantor Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: IM0403.

      CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Payment Date, the initial principal amount of such Certificate, and reduced by
(i) all amounts distributed on previous Payment Dates on such Certificate with respect to principal and (ii) the principal portion of all Underlying Realized Losses allocated prior to such Payment Date to such Certificate. With respect to the Certificates in the aggregate, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates.

      CUT-OFF DATE: June 1, 2004.

      DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

      DEPOSITORY AGREEMENT: The meaning specified in Subsection 4.01(a) hereof.

      DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Grantor Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

      DTC CUSTODIAN: Wells Fargo Bank, N.A., or its successors in interest as custodian for the Depository.

      FDIC: Federal Deposit Insurance Corporation or any successor thereto.

      FRACTIONAL UNDIVIDED INTEREST: With respect to each Class of Certificates, the fractional undivided interest evidenced by any Certificate, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of the related Class of such Certificate.

      GRANTOR TRUST: Any of the Trusts.

      GRANTOR TRUSTEE: Wells Fargo Bank, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

      HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Grantor Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

      INDEMNIFIED PERSONS: The Grantor Trustee and its officers, directors, agents and employees and any separate co-trustee and its officers, directors, agents and employees.

      INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor and of any Affiliate of the Depositor (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or any Affiliate of the Depositor and (c) is not connected with the Depositor or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      INTEREST ACCRUAL PERIOD: With respect to any Payment Date and the Certificates, (i) with respect to the Payment Date in April 2004, the period commencing on the Closing Date and ending on the day preceding the Payment Date in April 2004, and (ii) with respect to any Payment Date after the Payment Date in April 2004, the period commencing on the Payment Date in the month immediately preceding the month in which that Payment Date occurs and ending on the day preceding that Payment Date.

      LIBOR: LIBOR as determined by the Underlying Indenture Trustee pursuant to the Underlying Indenture.

      MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

      OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Grantor Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Depositor.

      PAYMENT ACCOUNT: With respect to the Trusts, any of the related trust accounts created and maintained pursuant to Section 3.01, which shall be denominated (i) "Wells Fargo Bank, N.A., as Grantor Trustee f/b/o holders of IMH Assets Corp., Impac CMB Grantor Trust 2004-6-1, Class M-1 Grantor Trust Certificates, Series 2004-6-1 Payment Account," (ii) "Wells Fargo Bank, N.A., as Grantor Trustee f/b/o holders of IMH Assets Corp., Impac CMB Grantor Trust 2004-6-2, Class M-2 Grantor Trust Certificates, Series 2004-6-2 Payment Account," (iii) "Wells Fargo Bank, N.A., as Grantor Trustee f/b/o holders of IMH Assets Corp., Impac CMB Grantor Trust 2004-6-3, Class M-3 Grantor Trust Certificates, Series 2004-6-3 Payment Account," (iv) "Wells Fargo Bank, N.A., as Grantor Trustee f/b/o holders of IMH Assets Corp., Impac CMB Grantor Trust 2004-6-4, Class M-4 Grantor Trust Certificates, Series 2004-6-4 Payment Account," (v) "Wells Fargo Bank, N.A., as Grantor Trustee f/b/o holders of IMH Assets Corp., Impac CMB Grantor Trust 2004-6-5, Class M-5 Grantor Trust Certificates, Series 2004-6-5 Payment Account," or (vi) "Wells Fargo Bank, N.A., as Grantor Trustee f/b/o holders of IMH Assets Corp., Impac CMB Grantor Trust 2004-6-6, Class M-6 Grantor Trust Certificates, Series 2004-6-6 Payment Account," as applicable.

      PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      RATING AGENCIES: S&P and Moody's.

      RECORD DATE: With respect to the Certificates that are Book-Entry Certificates and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date. With respect to any Certificates that are not Book-Entry Certificates, the close of business on the last Business Day of the calendar month preceding such Payment Date.

      RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Grantor Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

      S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

      STATEMENTS TO UNDERLYING CLASS M BONDHOLDERS: The statement provided to the Holders of the Underlying Class M Bonds in accordance with Section 7.05 of the Underlying Indenture.

      TRUST FUND 1 or TRUST 1: The corpus of the trust created by this Agreement, consisting of the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds and the other related assets described in the third paragraph of Section 2.01.

      TRUST FUND 2 or TRUST 2: The corpus of the trust created by this Agreement, consisting of the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds and the other related assets described in the third paragraph of Section 2.01.

      TRUST FUND 3 or TRUST 3: The corpus of the trust created by this Agreement, consisting of the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds and the other related assets described in the third paragraph of Section 2.01.

      TRUST FUND 4 or TRUST 4: The corpus of the trust created by this Agreement, consisting of the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds and the other related assets described in the third paragraph of Section 2.01.

      TRUST FUND 5 or TRUST 5: The corpus of the trust created by this Agreement, consisting of the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds and the other related assets described in the third paragraph of Section 2.01.

      TRUST FUND 6 or TRUST 6: The corpus of the trust created by this Agreement, consisting of the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds and the other related assets described in the third paragraph of Section 2.01.

      TRUST FUND or TRUST: Any of Trust Fund 1, Trust Fund 2, Trust Fund 3, Trust Fund 4 Trust Fund 5 or Trust Fund 6, or Trust 1, Trust 2, Trust 3, Trust 4, Trust 5 or Trust 6.

      UNDERLYING CLASS M BOND: With respect to the Class M-1 Certificates and Trust Fund 1, the Class M-1-1 Bonds and Class M-1-2 Bonds; with respect to the Class M-2 Certificates and Trust Fund 2, the Class M-2-1 Bonds and Class M-2-2 Bonds; with respect to the Class M-3 Certificates and Trust Fund 3, the Class M-3-1 Bonds and Class M-3-2 Bonds; with respect to the Class M-4 Certificates and Trust Fund 4, the Class M-4-1 Bonds and Class M-4-2 Bonds; with respect to the Class M-5 Certificates and Trust Fund 5, the Class M-5-1 Bonds and Class M-5-2 Bonds; and with respect to the Class M-6 Certificates and Trust Fund 6, the Class M-6-1 Bonds and Class M-6-2 Bonds, in each case, issued pursuant to the Underlying Indenture.

      UNDERLYING INDENTURE TRUSTEE: Wells Fargo Bank, N.A., as trustee under the Underlying Indenture.

      UNDERLYING INTEREST SHORTFALLS: Any Unpaid Interest Shortfalls (as defined in the Underlying Indenture) allocated to the Underlying Class M Bonds pursuant to the Underlying Indenture.

      UNDERLYING MORTGAGE LOANS: The mortgage loans deposited into the Underlying Trust created by the Underlying Indenture.

      UNDERLYING INDENTURE: The Indenture dated as of June 29, 2004, between the Underlying Indenture Trustee and Impac CMB Trust Series 2004-6, attached hereto as Exhibit E.

      UNDERLYING REALIZED LOSSES: Any realized losses allocated to the related Underlying Class M Bonds pursuant to the Underlying Indenture.

                                   ARTICLE II

                     Conveyance of Underlying Class M Bonds;
                        Original Issuance of Certificates

      Section 2.01 CONVEYANCE OF UNDERLYING CLASS M BONDS TO GRANTOR TRUSTEE. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey and assign to the Grantor Trustee, in trust, (A) for the use and benefit of the Class M-1 Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds, (ii) all payments on the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds after the Closing Date and (iii) all other assets constituting Trust Fund 1; (B) for the use and benefit of the Class M-2 Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds, (ii) all payments on the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds after the Closing Date and (iii) all other assets constituting Trust Fund 2; (C) for the use and benefit of the Class M-3 Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds, (ii) all payments on the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds after the Closing Date and (iii) all other assets constituting Trust Fund 3; (D) for the use and benefit of the Class M-4 Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds, (ii) all payments on the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds after the Closing Date and (iii) all other assets constituting Trust Fund 4; (E) for the use and benefit of the Class M-5 Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds, (ii) all payments on the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds after the Closing Date and (iii) all other assets constituting Trust Fund 5; and (F) for the use and benefit of the Class M-6 Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds, (ii) all payments on the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds after the Closing Date and (iii) all other assets constituting Trust Fund 6.

      In connection with each such transfer and assignment, the Depositor is causing the delivery to the Grantor Trustee of the related Underlying Class M Bonds.

      It is intended that the conveyance of the Seller's right, title and interest in and to the related Underlying Class M Bonds and all other assets constituting the related Trust Fund pursuant to this Agreement shall constitute, and be construed as, an absolute sale of the Underlying Class M Bonds and the other assets constituting such Trust Fund by the Depositor to the Grantor Trustee for the benefit of the related Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of the related Underlying Class M Bonds and the other assets constituting the related Trust Fund by the Depositor to the Grantor Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the related Underlying Class M Bonds and the other assets constituting the applicable Trust Fund are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the related Underlying Class M Bonds and the other assets constituting the applicable Trust Fund, then it is intended as follows: (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Grantor Trustee of a security interest in all of the Seller's right, title and interest in and to the related Underlying Class M Bonds, and all amounts payable to the holders of the related Underlying Class M Bonds and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Payment Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Grantor Trustee or its agent of the related Underlying Class M Bonds and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Articles 8 and 9 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Grantor Trustee for the purpose of perfecting such security interest under applicable law.

      It is also intended that each Trust Fund be classified (for Federal tax purposes) as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, of which the Certificateholders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

      Section 2.02 ACCEPTANCE BY GRANTOR TRUSTEE. The Grantor Trustee hereby acknowledges the receipt by it of the Underlying Class M Bonds and declares that it holds and will hold such Underlying Class M Bonds and all other assets and documents included in the related Trust Fund, in trust, upon the trusts herein set forth, for the exclusive use and benefit of all present and future applicable Certificateholders in accordance with the terms of this Agreement.

      Section 2.03 REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR. The Depositor hereby represents and warrants to the Grantor Trustee as follows:

            (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

            (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

            (vii) immediately prior to the transfer and assignment to the Grantor Trustee, each Underlying Certificate was not subject to an assignment or pledge, and the Depositor had good and marketable title thereto and was the sole owner thereof and had full right to transfer and sell such Underlying Certificate to the Grantor Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III

                                    Accounts

      Section 3.01 PAYMENT ACCOUNT.

      (a) The Grantor Trustee shall establish and maintain in the name of the Grantor Trustee, for the benefit of the related Certificateholders, each Payment Account as a segregated trust account or accounts. The Grantor Trustee will deposit in the related Payment Account any amounts received with respect to the related Underlying Class M Bonds upon receipt thereof.

      (b) All amounts deposited to the related Payment Account shall be held by the Grantor Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement.

      (c) Each Payment Account shall constitute a trust account of the related Trust Fund segregated on the books of the Grantor Trustee and held by the Grantor Trustee in trust in its Corporate Trust Office, and such Payment Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Grantor Trustee (whether made directly, or indirectly through a liquidator or receiver of the Grantor Trustee). The amount at any time credited to any Payment Account shall be held uninvested.

      Section 3.02 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE PAYMENT
ACCOUNTS.

      (a) The Grantor Trustee may clear and terminate the related Payment Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

      (b) On an ongoing basis, the Grantor Trustee shall withdraw from the related Payment Account any fees, costs and expenses recoverable by the Grantor Trustee pursuant to Sections 6.01 and 7.05.

      (c) On each Payment Date, the Grantor Trustee shall pay the amount distributable to the Holders of the Certificates in accordance with Section 5.01 from the funds in the related Payment Account, provided that payments on the Underlying Bonds are received by the Grantor Trustee by no later than 4:00 p.m. New York time.

                                   ARTICLE IV

                                  Certificates

      Section 4.01 CERTIFICATES.

      (a) The Depository, the Depositor and the Grantor Trustee have entered into a Depository Agreement dated as of June 29, 2004 (the "Depository Agreement"). The Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Grantor Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Grantor Trustee shall deal with the Depository as representative of such Certificate Owners of the Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Grantor Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

      All transfers by Certificate Owners of the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      (b) If (i)(A) the Depositor advises the Grantor Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Grantor Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option and with the Grantor Trustee's consent advises the Grantor Trustee in writing that it elects to terminate the book-entry system through the Depository, the Grantor Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Grantor Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Grantor Trustee shall issue the definitive Certificates. Neither the Depositor nor the Grantor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

      (c) The Certificates shall have the following designations and initial principal amount:

      Designation       Initial Principal Amount
      -----------       ------------------------

      M-1               $44,000,000
      M-2               $71,500,000
      M-3               $49,500,000
      M-4               $49,500,000
      M-5               $55,000,000
      M-6               $33,000,000

      (d) With respect to each Payment Date, the Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Payment Date and the Certificates, interest shall be calculated, on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period, based upon the respective Certificate Interest Rate and the Current Principal Amount of the Certificates applicable to such Payment Date (before giving effect to any payments on the Certificates on such date).

      (e) The Certificates shall be substantially in the form set forth in Exhibit A. On original issuance, the Grantor Trustee shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates, the Grantor Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Grantor Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Grantor Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of definitive Certificates. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

      (f) The Book-Entry Certificates will be registered as a single Certificate for each class of Certificates issued under this Agreement and will be held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and increments of $1.00 in excess thereof. On the Closing Date, the Grantor Trustee shall execute and countersign the Certificate in the entire Current Principal Amount of the Certificates. The Grantor Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Grantor Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Grantor Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Grantor Trustee or its agent at the time of issuance shall bind the Grantor Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

      (g) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Grantor Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

      Section 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

      (a) The Grantor Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Grantor Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

      (b) Subject to Subsection 4.02(e), upon surrender for registration of transfer of any Certificate at any office or agency of the Grantor Trustee maintained for such purpose, the Grantor Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like aggregate Fractional Undivided Interest, but bearing a different number.

      (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Grantor Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Grantor Trustee shall sign and countersign and the Grantor Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      In addition, Certificateholders representing, in the aggregate, no less than a 100% Fractional Undivided Interest in a Class M Certificate may surrender such Certificates at the offices of the Grantor Trustee in exchange for the Underlying Class M Bonds held by the related Trust Fund; PROVIDED, HOWEVER, that no such Class M Bonds shall be Book-Entry Bonds.

      (d) If the Grantor Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Grantor Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

      (e) No service charge shall be made for any transfer or exchange of Certificates, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (f) The Grantor Trustee shall cancel all Certificates surrendered for transfer or exchange but shall either retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

      (g) The following legend shall be placed on the Certificates, whether upon original issuance or upon issuance of any other Certificate in exchange therefor or upon transfer thereof at any time:

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE IS DEEMED TO MAKE THE

      REPRESENTATION IN SECTION 4.05 OF THE AGREEMENT OR UNLESS THE PROPOSED TRANSFEREE PROVIDES THE DEPOSITOR AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THOSE ENTITIES, THAT THE PURCHASE OF THE CLASS M-[_] CERTIFICATES BY OR ON BEHALF OF THE PLAN INVESTOR, IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTIONS PROVISIONS OF ERISA OR CODE SECTION 4975 AND WILL NOT SUBJECT THE DEPOSITOR OR THE GRANTOR TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE GRANTOR TRUST AGREEMENT.

      Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

      (a) If (i) any mutilated Certificate is surrendered to the Grantor Trustee, or the Grantor Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Grantor Trustee such security or indemnity as it may require to save it harmless, and (iii) the Grantor Trustee has not received notice that such Certificate has been acquired by a third Person, the Grantor Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Grantor Trustee and shall be of no further effect and evidence no rights.

      (b) Upon the issuance of any new Certificate under this Section 4.03, the Grantor Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Grantor Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in each Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Grantor Trustee and any agent of the Depositor or the Grantor Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving payments pursuant to Section 5.01 and for all other purposes whatsoever. Neither the Depositor, the Grantor Trustee nor any agent of the Depositor or the Grantor Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

      Section 4.05 ERISA RESTRICTIONS. By acquiring a Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Certificate, each purchaser will be deemed to represent that either (1) it is not acquiring the Certificate with Plan Assets; or (2) (A) the acquisition and holding of the Certificate will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) the Certificate has an investment-grade rating at the time of acquisition.

      Alternatively, regardless of the rating of the Class M Certificates, a Person investing on behalf of or with Plan Assets of a Plan may provide the Grantor Trustee with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the Master Servicer or any successor servicer, which opines that the acquisition, holding and transfer of such Offered

Security or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture or this Agreement, as applicable.

                                    ARTICLE V

                         Payments to Certificateholders

      Section 5.01 PAYMENTS ON THE CERTIFICATES.

      (a) Interest and principal on the Certificates will be distributed monthly on each Payment Date, commencing in July 2004, in an aggregate amount equal to the Available Funds for such Payment Date. On each Payment Date, the Available Funds shall be distributed in the following order of priority and to the extent of Available Funds:

                  (i) FIRST, Accrued Certificate Interest on the Certificates
            shall be distributed to the Certificates for such Payment Date;

                  (ii) SECOND, any Accrued Certificate Interest on the
            Certificates remaining undistributed from previous Payment Dates, to the extent of remaining Available Funds; and

                  (iii) THIRD, any principal payments received from the related
            Underlying Class M Bonds shall be distributed to the related Certificates, in reduction of the related Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

      (b) No Accrued Certificate Interest will be payable with respect to the Certificates after the Payment Date on which the Current Principal Amount of the Certificates has been reduced to zero.

      Section 5.02 ALLOCATION OF LOSSES.

      (a) On or prior to each Determination Date, the Grantor Trustee shall determine the amount of any Underlying Realized Losses in respect of the related Underlying Class M Bond.

      (b) With respect to any Certificates on any Payment Date, the principal portion of each Underlying Realized Loss on the related Underlying Class M Bonds shall be allocated to the Current Principal Amount of the related Certificates, until the Current Principal Amount thereof has been reduced to zero.

      (c) Any Realized Losses allocated to the Certificates shall be allocated among the related Certificates in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Payment Date.

      (d) Realized Losses shall be allocated on the Payment Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to payments made on such Payment Date.

      Section 5.03 PAYMENTS.

      (a) On each Payment Date, other than the final Payment Date, the Grantor Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date, for each class of Certificates issued under this Agreement, the Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Payment Date to the Certificates, based on information provided to the Grantor Trustee by the Underlying Indenture Trustee. The Grantor Trustee shall calculate the Available Funds received from the Underlying Bonds and the Grantor Trustee shall determine the amount to be distributed to each Certificateholder. All of the Grantor Trustee's calculations of payments shall be based solely on information provided to the Grantor Trustee by the Underlying Indenture Trustee. The Grantor Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

      (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Grantor Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of the Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Grantor Trustee specified in the notice to Certificateholders of such final payment.

      Section 5.04 STATEMENTS TO CERTIFICATEHOLDERS.

      (a) Concurrently with each payment to Certificateholders, the Grantor Trustee shall make available via the Grantor Trustee's internet website as set forth below, all of the information contained in the Statement to Underlying Class M Bondholders and the following:

            (i)   the Certificate Interest Rate on the related Certificates;

            (ii) the amount of any interest payments made to the related Certificates; and

            (iii) the amount of any principal payments made to the related
                  Certificates.

      The Grantor Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Grantor Trustee's website initially located at ctslink.com. Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class mail by written request indicating such. The Grantor Trustee shall have the right to change the way such reports are distributed in order to make such statement more convenient and/or more accessible to the Certificateholders, and the Grantor Trustee shall provide timely and adequate notification to all Certificateholders regarding any such change.

      (b) By April 30 of each year beginning in 2005, the Grantor Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(i) and (a)(ii) above with respect to each of class of the Certificates, plus such other customary information as the Grantor Trustee may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Grantor Trustee pursuant to the requirements of the Code.

                                   ARTICLE VI

                                 Indemnification

      Section 6.01 INDEMNIFICATION OF THE GRANTOR TRUSTEE. Each Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Grantor Trustee and the termination of this Agreement.

                                   ARTICLE VII

                         Concerning the Grantor Trustee

      Section 7.01 DUTIES OF GRANTOR TRUSTEE.

      (a) The Grantor Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Grantor Trustee.

      (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Grantor Trustee pursuant to any provision of this Agreement, the Grantor Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Grantor Trustee shall be not responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Underlying Indenture Trustee; PROVIDED, FURTHER, that the Grantor Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

      (c) On each Payment Date, the Grantor Trustee shall make monthly payments and the final payment to the Certificateholders from funds in the related Payment Account as provided in Section 5.01 herein based on the report of the Underlying Indenture Trustee.

      (d) No provision of this Agreement shall be construed to relieve the Grantor Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

            (i) The duties and obligations of the Grantor Trustee shall be determined solely by the express provisions of this Agreement, the Grantor Trustee shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Grantor Trustee and, in the absence of bad faith on the part of the Grantor Trustee, the Grantor Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Grantor Trustee, and conforming to the requirements of this Agreement;

            (ii) The Grantor Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Grantor Trustee, unless it shall be proved that the Grantor Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Grantor Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of each Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Grantor Trustee, or exercising any trust or other power conferred upon the Grantor Trustee under this Agreement;

            (iv) The Grantor Trustee shall not in any way be liable by reason of any insufficiency in any Payment Account held unless it is determined by a court of competent jurisdiction that the Grantor Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency; and

            (v) Anything in this Agreement to the contrary notwithstanding, in no event shall the Grantor Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Grantor Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      The Grantor Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to the Grantor Trustee against such risk or liability is not reasonably assured to it.

      (e) All funds received by the Grantor Trustee and required to be deposited in the Payment Account pursuant to this Agreement will be promptly so deposited by the Grantor Trustee.

      (f) Except for those actions that the Grantor Trustee is required to take hereunder, the Grantor Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

      Section 7.02 CERTAIN MATTERS AFFECTING THE GRANTOR TRUSTEE. Except as otherwise provided in Section 7.01:

            (i) The Grantor Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Depositor or the Underlying Indenture Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Grantor Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

            (iii) The Grantor Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices, make payments and deliver reports and statements pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Grantor Trustee security or indemnity satisfactory to the Grantor Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

            (iv) The Grantor Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) The Grantor Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of each Trust Fund and provided that the payment within a reasonable time to the Grantor Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Grantor Trustee, reasonably assured to the Grantor Trustee by the security afforded to it by the terms of this Agreement. The Grantor Trustee may require indemnity satisfactory to the Grantor Trustee against such expense or liability as a condition to taking any such action. The expense of every such examination shall be paid by the Certificateholders requesting the investigation;

            (vi) The Grantor Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys. The Grantor Trustee shall not be liable or responsible for the misconduct or negligence of any of the Grantor Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Grantor Trustee with due care;

            (vii) Should the Grantor Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection
      3.02 or Section 5.01, to be unclear, the Grantor Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions;

            (viii) The right of the Grantor Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Grantor Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act; and

            (ix) The Grantor Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 7.07.

      Section 7.03 GRANTOR TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Grantor Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Grantor Trustee shall not have any responsibility for their correctness. The Grantor Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Grantor Trustee on the Certificates). The Grantor Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Grantor Trustee and shall not constitute the Certificates an obligation of the Grantor Trustee in any other capacity. The Grantor Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. The Grantor Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Grantor Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of each Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Grantor Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

      Section 7.04 GRANTOR TRUSTEE MAY OWN CERTIFICATES. The Grantor Trustee in its individual capacity or in any capacity other than as Grantor Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Grantor Trustee, and may otherwise deal with the parties hereto.

      Section 7.05 GRANTOR TRUSTEE'S FEES AND EXPENSES. The fees of the Grantor Trustee shall be paid in accordance with the provisions of this Agreement. In addition, the Grantor Trustee will be entitled to recover from the related Payment Account pursuant to Section 3.02(b) all reasonable out- of-pocket expenses, disbursements and advances and the expenses of the Grantor Trustee in connection with any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Grantor Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct or which is the responsibility of the Certificateholders. If funds in the related Payment Account are insufficient therefor, the Grantor Trustee shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

      Section 7.06 ELIGIBILITY REQUIREMENTS FOR GRANTOR TRUSTEE. The Grantor Trustee and any successor Grantor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Grantor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Grantor Trustee other than pursuant to Section 7.10, rated in one of the two highest long- term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Grantor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of this Section 7.06, the Grantor Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

      Section 7.07 INSURANCE. The Grantor Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance,
(ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Grantor Trustee as to the Grantor Trustee's compliance with this Section 7.07 shall be furnished to any Certificateholder upon reasonable written request.

      Section 7.08 RESIGNATION AND REMOVAL OF THE GRANTOR TRUSTEE.

      (a) The Grantor Trustee may at any time resign and be discharged from each Trust hereby created by giving written notice thereof to the Depositor, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Grantor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Grantor Trustee and the successor Grantor Trustee. If no successor Grantor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Grantor Trustee may petition any court of competent jurisdiction for the appointment of a successor Grantor Trustee. The Grantor Trustee may not resign from any Trust created hereby without also resigning as Underlying Indenture Trustee under the Underlying Indenture.

      (b) If at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Grantor Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Grantor Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Grantor Trustee and appoint a successor Grantor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Grantor Trustee so removed and the successor Grantor Trustee.

      (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 100% of each Trust Fund may at any time remove the Grantor Trustee and appoint a successor Grantor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor and the Grantor Trustee so removed and the successor so appointed.

      (d) No resignation or removal of the Grantor Trustee and appointment of a successor Grantor Trustee pursuant to any of the provisions of this Section 7.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Grantor Trustee as provided in Section 7.09.

      Section 7.09 SUCCESSOR GRANTOR TRUSTEE.

      (a) Any successor Grantor Trustee appointed as provided in Section 7.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Grantor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Grantor Trustee shall then become effective and such successor Grantor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Grantor Trustee herein. The predecessor Grantor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Grantor Trustee all assets and records of each Trust held by it hereunder, and the Depositor and the predecessor Grantor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Grantor Trustee all such rights, powers, duties and obligations.

      (b) No successor Grantor Trustee shall accept appointment as provided in this Section 7.09 unless at the time of such acceptance such successor Grantor Trustee shall be eligible under the provisions of Section 7.06.

      (c) Upon acceptance of appointment by a successor Grantor Trustee as provided in this Section 7.09, the successor Grantor Trustee shall mail notice of the succession of such Grantor Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies.

      Section 7.10 MERGER OR CONSOLIDATION OF GRANTOR TRUSTEE. Any state bank or trust company or national banking association into which the Grantor Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Grantor Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Grantor Trustee shall be the successor of the Grantor Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 7.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 7.11 APPOINTMENT OF CO-GRANTOR TRUSTEE OR SEPARATE GRANTOR
TRUSTEE.

      (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Trust or property constituting the same may at the time be located, the Depositor and the Grantor Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons at the expense of the Depositor approved by the Grantor Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Grantor Trustee, or separate trustee or separate trustees, of all or any part of any Trust, and to vest in such Person or Persons, in such capacity, such title to any Trust, or any part thereof, and, subject to the other provisions of this Section 7.11, such powers, duties, obligations, rights and trusts as the Depositor and the Grantor Trustee may consider necessary or desirable.

      (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Grantor Trustee shall have the power to make such appointment without the Depositor at the expense of the Depositor .

      (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Grantor Trustee under Section 7.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 7.08 hereof.

      (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.11, all rights, powers, duties and obligations conferred or imposed upon the Grantor Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Grantor Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Grantor Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Grantor Trustee.

      (e) Any notice, request or other writing given to the Grantor Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor

Trustee. Every such instrument shall be filed with the Grantor Trustee.

      (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Grantor Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Grantor Trustee, to the extent permitted by law, without the appointment of a new or successor Grantor Trustee.

      (g) No trustee under this Agreement shall be liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Grantor Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Section 7.12 FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS; GRANTOR TRUST ADMINISTRATION.

      (a) The Grantor Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each Trust Fund as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an association taxable as a corporation, as a taxable mortgage pool, or as a partnership and to prevent the imposition of any federal, state or local income or other tax on each Trust Fund.

      (b) The Grantor Trustee shall furnish or cause to be furnished to holders of Certificates and shall file or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, such information with respect to the income and deductions of each Trust Fund at the time or times and in the manner required by the Code, including such other customary factual information as is available to the Grantor Trustee to enable Certificateholders to prepare their tax returns, including information required with respect to computing the accrual of original issue and market discount.

      (c) Notwithstanding any other provisions of this Agreement, the Grantor Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders. The consent of Certificateholders shall not be required for any such withholding. In the event the Grantor Trustee withholds any amount from any Certificateholder pursuant to federal withholdings requirements, the Grantor Trustee shall indicate to such Certificateholder the amount so withheld.

      (d) The Grantor Trustee agrees to indemnify each Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by each Trust Fund or the Depositor as a result of a breach of the Grantor Trustee's covenants set forth in this Section
7.12 (except to the extent such breach is as a result of the negligence or willful misconduct of the Depositor or the Master Servicer).

                                  ARTICLE VIII

                                   Termination

      Section 8.01 TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS.

      (a) The respective obligations and responsibilities of the Depositor and the Grantor Trustee created hereby with respect to each Trust Fund, other than the obligation of the Grantor Trustee to make payments to the related Certificateholders as hereinafter set forth, shall terminate upon the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Underlying Class M Bond remaining in the related Trust Fund.

      (b) In no event, however, shall any Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

      (c) The Grantor Trustee shall give notice of any termination of the Grantor Trust to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Grantor Trustee for payment of the final payment and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final payment, and shall specify (i) the Payment Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Grantor Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Grantor Trustee therein specified.

      (d) Upon the presentation and surrender of the Certificates, the Grantor Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the related Payment Account.

      (e) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Grantor Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final payment with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Grantor Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

                                   ARTICLE IX

                            Miscellaneous Provisions

      Section 9.01 INTENT OF PARTIES. The parties intend that each Trust Fund shall be treated as a grantor trust for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

      Section 9.02 ACTION UNDER UNDERLYING DOCUMENTS. In the event that there are any matters arising under the Underlying Operative Documents related to an Underlying Class M Bond which require the vote or direction of holders of the related Underlying Class M Bonds thereunder, the Grantor Trustee, as holder of each Underlying Class M Bond will vote such Underlying Class M Bond in accordance with the written instructions received from holders of the related Certificates evidencing at least 100% of the Fractional Undivided Interest. In the absence of any such instructions, the Grantor Trustee will not vote such Underlying Class M Bond.

      The Grantor Trustee will forward to each Certificateholder copies of any communications received regarding matters arising that require action by holders of the related Underlying Class M Bonds.

      Section 9.03 AMENDMENT.

      (a) This Agreement may be amended from time to time by the Depositor and the Grantor Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

      (b) This Agreement may also be amended from time to time by the Depositor and the Grantor Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of each Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Class M Bonds which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) will not result in the imposition of a tax on any Trust Fund or cause any Trust Fund to fail to be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, as evidenced by an Opinion of Independent Counsel which shall be provided to the Grantor Trustee other than at the Grantor Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 9.02(b), Certificates registered in the name of or held for the benefit of the Depositor or the Grantor Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

      (c) Promptly after the execution of any such amendment, the Grantor Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

      (d) In the case of an amendment under Subsection 9.03b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Grantor Trustee may prescribe.

      (e) Prior to the execution of any amendment to this Agreement, the Grantor Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Grantor Trustee may, but shall not be obligated to, enter into any such amendment which affects the Grantor Trustee's rights, duties or immunities under this Agreement.

      Section 9.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the related Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

      Section 9.05 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

      (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or any Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of any Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Grantor Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of each Trust Fund shall have made written request upon the Grantor Trustee to institute such action, suit or proceeding in its own name as Grantor Trustee hereunder and shall have offered to the Grantor Trustee such indemnity satisfactory to the Grantor Trustee against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Grantor Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

      (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 9.04, each and every Certificateholder and the Grantor Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 9.06 ACTS OF CERTIFICATEHOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Grantor Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Grantor Trustee and the Depositor, if made in the manner provided in this Section 9.05.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Grantor Trustee deems sufficient.

      (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 4.02 made on a Certificate presented in accordance with
Section 4.04) shall be proved by the Certificate Register, and neither the Grantor Trustee, the Depositor nor any successor to any such parties shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Grantor Trustee, the Depositor or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

      (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Grantor Trustee, the Depositor or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 9.03(b) and except that, in determining whether the Grantor Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Grantor Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Grantor Trustee, the Depositor or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Grantor Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Grantor Trustee or the Depositor, as the case may be.

      Section 9.07 GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 9.08 NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, IMH Assets Corp., 1401 Dove Street, Newport Beach, California 92660;
Attention: Richard Johnson, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Grantor Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iii) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004, and Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041, Attention: Residential Mortgage Surveillance. Any notice delivered to the Depositor or the Grantor Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

      Section 9.09 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      Section 9.10 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      Section 9.11 ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      Section 9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

      Section 9.13 NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Grantor Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (1)   Any material change or amendment to this Agreement;

            (2) The resignation or termination of the Grantor Trustee under this Agreement;

            (3)   The final payment to Certificateholders; and

            (4)   Any change in the location of the related Payment Account.

      IN WITNESS WHEREOF, the Depositor and the Grantor Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                  IMH ASSETS CORP., as Depositor


                                  By: /s/ Richard J. Johnson
                                     -------------------------------------------
                                  Name:  Richard J. Johnson
                                  Title: Chief Financial Officer


                                  WELLS FARGO BANK, N.A., solely in its capacity as Grantor Trustee and not individually


                                  By: /s/ Sandra Whalen
                                      ------------------------------------------
                                  Name:  Sandra Whalen
                                  Title: Vice President

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF ORANGE       )

      On the 29th day of June, 2004, before me, a notary public in and for said State, personally appeared ____________________ known to me to be the ____________________ of IMH Assets Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                --------------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

      On the 29th day of June, 2004, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) _________________ of Wells Fargo Bank, N.A., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                --------------------------------
                                                          Notary Public

                                    EXHIBIT A

                         FORM OF CLASS M-[_] CERTIFICATE

      THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HERETO AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE IS DEEMED TO MAKE THE REPRESENTATION IN SECTION
4.05 OF THE AGREEMENT OR UNLESS THE PROPOSED TRANSFEREE PROVIDES THE DEPOSITOR AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THOSE ENTITIES, THAT THE PURCHASE OF THE CLASS M-[_] CERTIFICATES BY OR ON BEHALF OF THE PLAN INVESTOR IS PERMITTED UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTIONS PROVISIONS OF ERISA OR CODE SECTION 4975 AND WILL NOT SUBJECT THE DEPOSITOR OR THE GRANTOR TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE GRANTOR TRUST AGREEMENT.

Certificate No. __                     Adjustable Certificate Interest Rate

Class M-[_] Mezzanine

Date of Grantor Trust                  Aggregate Initial Current Principal
Agreement: June 29, 2004               Amount of this Certificate as of the
                                       Cut-off Date: $____________

Cut-off Date: June 1, 2004

First Payment Date:                    Initial Current Principal Amount of this
July 26, 2004                          Certificate as of the Cut-off Date:
                                       $______________

Assumed Final Payment Date:            CUSIP: ___________
[______] 25, 2034

                       IMPAC CMB GRANTOR TRUST 2004-6-[_]
                            GRANTOR TRUST CERTIFICATE
                                  SERIES 2004-6

            evidencing a fractional undivided interest in the payments allocable to the Class M-[_] Certificates with respect to Trust Fund [_] consisting primarily of the Underlying Class M-[_]-[_] Bonds and the Underlying Class M-[_]-[_] Bonds sold by IMH ASSETS CORP.

      This Certificate is payable solely from the assets of Trust Fund [_], and does not represent an obligation of or interest in IMH Assets Corp., the Master Servicer or the Grantor Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the Underlying Class M-[_]-[_] Bonds or Class M-[_]-[_] Bonds are guaranteed or insured by any governmental entity or by IMH Assets Corp., the Grantor Trustee or any of its affiliates or any other person. None of IMH Assets Corp. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

      This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust ("Trust Fund [_]") consisting primarily of two bonds (collectively, the "Underlying Class M Bonds") sold by IMH Assets Corp. Trust Fund [_] was created pursuant to the Grantor Trust Agreement dated as of the Cut-off Date specified above (the "Agreement"), between IMH Assets Corp., as seller (the "Depositor"), and Wells Fargo Bank, N.A., as grantor trustee (the "Grantor Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Interest on this Certificate will accrue during the month prior to the month in which a Payment Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Certificate Interest Rate set forth above. The Grantor Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Payment Date"), commencing on the First Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business

Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Payment Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Payment Date is the first anniversary of the Payment Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

      Payments on this Certificate will be made by the Grantor Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Grantor Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final payment on this Certificate will be made after due notice by the Grantor Trustee of the pendency of such payment and only upon presentation and surrender of this Certificate at the office or agency appointed by the Grantor Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of payments allocable to principal hereon and any Realized Losses allocable hereto.

      This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in one Class. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in Trust Fund [_] formed pursuant to the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to Trust Fund [_] for payment hereunder and that the Grantor Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Grantor Trustee.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Grantor Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Grantor Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Grantor Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Grantor Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

      No service charge will be made to the Certificateholders for any such registration of transfer, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Grantor Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Grantor Trustee or any such agent shall be affected by notice to the contrary. The obligations created by the Agreement and Trust Fund [_] created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the last payment made with respect to the Underlying Class M-[_] Bonds and Class M-[_]-[_] Bonds. In no event, however, will Trust Fund [_] created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

      Unless this Certificate has been countersigned by an authorized signatory of the Grantor Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Grantor Trustee has caused this Certificate to be duly executed.

Dated: June 29, 2004            WELLS FARGO BANK, N.A.
                                Not in its individual capacity but solely as Grantor Trustee

                                By:
                                   ---------------------------------------------
                                Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class M-[_] Certificates referred to in the within-mentioned Agreement.

                                WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Grantor Trustee

                                By:
                                   ---------------------------------------------
                                Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of Trust Fund [_].

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:
                                   ---------------------------------------------
                                     Signature by or on behalf of assignor

                                   ---------------------------------------------
                                     Signature Guaranteed

                              PAYMENT INSTRUCTIONS

      The assignee should include the following for purposes of payment:

      Payments shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________ for the
account of _______________________________ account number __________, or, if mailed by check, to _________________________________________. Applicable
statements should be mailed to ________________________________________________.
This information is provided by _______________________________________, the assignee named above, or ____________________________, as its agent.

                                    EXHIBIT B

                       Copies of Underlying Class M Bonds

                                    EXHIBIT C

                         Underlying Operative Documents

                                   APPENDIX A
                                   DEFINITIONS

      Accrual Period: With respect to any Payment Date and each Class of Bonds, other than the Class 2-A Bonds, the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date. With respect to any Payment Date and the Class 2-A Bonds, the preceding calendar month.

      Accrued Bond Interest: With respect to any Payment Date and each Class of Bonds, interest accrued during the related Accrual Period at the then-applicable Bond Interest Rate on the related Bond Principal Balance thereof immediately prior to such Payment Date, less such Bonds' Unpaid Interest Shortfall for such Payment Date, plus any Accrued Bond Interest remaining unpaid from any prior Payment Date with interest thereon at the related Bond Interest Rate. Accrued Bond Interest for the Bonds, other than the Class 2-A Bonds, shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Bond Interest for the Class 2-A Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Additional Derivative Contract Counterparty Payment: With respect to any Payment Date, any termination payments to the Derivative Contract Counterparty as a result of a default of the Derivative Contract Counterparty under the related Derivative Contracts.

      Adjustment Date: As to each Group 1 Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

      Advance: As to any Mortgage Loan, any advance made by the Master Servicer pursuant to Section 4.04 of the Servicing Agreement or by a Subservicer in respect of delinquent Monthly Payments of principal and interest pursuant to the related Subservicing Agreement.

      Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

      Allocated Realized Loss Amount: With respect to the Class M Bonds and Class 1-A Bonds and any Payment Date, an amount equal to the sum of any Realized Loss allocated to such Bonds on that Payment Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Date. With respect to each Grantor Trust Certificate, the Allocated Realized Loss Amount for its corresponding Class M Bonds.

      Appraised Value: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sale price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan, the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

      Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

      Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

      Available Funds: The Group 1 Available Funds or Group 2 Available Funds, as applicable.

      Available Funds Rate: On any Payment Date during the Funding Period and for the Class 1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds, the per annum rate equal to the product of:

      (i)   the product of:

            (1)   the weighted average of

                  (x)   the Group 1 Adjusted Net WAC Rate and

                  (y) the amount of interest earned on amounts on deposit in the Group 1 Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the Group 1 Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, in the case of (x), weighted on the basis of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the end of the prior Due Period, and in the case of (y), weighted on the basis of the Group 1 Pre-Funded Amount as of the end of the related Due Period, and

            (2)   a fraction equal to

                  (x) the sum of the aggregate Stated Principal Balance of the
            Group 1 Loans and the Group 1 Pre-Funded Amount as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 1 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                  (y) the aggregate Bond Principal Balance of the Class 1-A
            Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds immediately prior to such Payment Date, and

      (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

      On any Payment Date following the Funding Period, the per annum rate equal to the product of:

      (i)   the product of:

            (1)   Group 1 Adjusted Net WAC Rate and

            (2)   a fraction equal to

                  (x) the aggregate Stated Principal Balance of the Group 1
            Loans as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 1 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                  (y) the aggregate Bond Principal Balance of the Class 1-A
            Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds immediately prior to such Payment Date, and

      (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

      On any Payment Date during the Funding Period and for the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds, the per annum rate equal to the product of:

      (i)   the product of:

            (1)   (A)   the weighted average of

                        (x)   the Group 2 Adjusted Net WAC Rate and

                        (y) the amount of interest earned on amounts on deposit in the Group 2 Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the Group 2 Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, in the case of (x), weighted on the basis of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the end of the prior Due Period, and in the case of (y), weighted on the basis of the Group 2 Pre-Funded Amount as of the end of the related Due Period, minus

                  (B) the Policy Premium Rate in respect of the Class 2-A Bonds times a fraction equal to

                        (x) the aggregate Bond Principal Balance of the Class 2-A Bonds immediately prior to such Payment Date divided by

                        (y) the aggregate Bond Principal Balance of the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M- 6-2 Bonds immediately prior to such Payment Date, and

            (2)   a fraction equal to

                  (x) the sum of the aggregate Stated Principal Balance of the
            Group 2 Loans and the Group 2 Pre-Funded Amount as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 2 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                  (y) the aggregate Bond Principal Balance of the Class 2-A
            Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds immediately prior to such Payment Date, and

      (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period (which number shall be deemed to be 30 days in the case of the Class 2-A Bonds).

      On any Payment Date following the Funding Period, the per annum rate equal to the product of:

      (i)   (A)   the product of:

                  (1)   Group 2 Adjusted Net WAC Rate and

                  (2)   a fraction equal to

                        (x) the aggregate Stated Principal Balance of the Group 2 Loans as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 2 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                        (y) the aggregate Bond Principal Balance of the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds immediately prior to such Payment Date, minus

            (B) the Policy Premium Rate in respect of the Class 2-A Bonds times a fraction equal to

                        (x) the aggregate Bond Principal Balance of the Class 2-A Bonds immediately prior to such Payment Date divided by

                        (y) the aggregate Bond Principal Balance of the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M- 6-2 Bonds immediately prior to such Payment Date, and

      (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period (which number shall be deemed to be 30 days in the case of the Class 2-A Bonds).

      Balloon Loan: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

      Balloon Payment: With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

      Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

      Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Servicing Agreement, the Mortgage Loan Purchase Agreement, the Derivative Contracts, the Seller Guarantee, the Special Certificate Cap Contract and the other documents and certificates delivered in connection with any of the above.

      Basic Principal Distribution Amount: With respect to any Payment Date and each Loan Group, the lesser of (a) the excess of (i) the related Available Funds and, with respect to the Group 2 Loans, the Class 2-A Insured Amount, if any, for such Payment Date over (ii) the aggregate amount of Accrued Bond Interest for the related Bonds for such Payment Date and (b) the excess of (i) the related Principal Remittance Amount for such Payment Date over (ii) the related Overcollateralization Release Amount, if any, for such Payment Date.

      Basis Risk Shortfall: With respect to any Class of Bonds, other than the Class 2-A Bonds, on each Payment Date where clause (iii) of the definition of "Bond Interest Rate" is less than clauses (a)(i) or (ii) of the definition of "Bond Interest Rate", the excess, if any, of (x) the aggregate Accrued Bond Interest thereon for such Payment Date calculated pursuant to the lesser of clause (a)(i) or (ii) of the definition of Bond Interest Rate over (y) interest accrued on the related Mortgage Loans at the related Available Funds Rate.

      Basis Risk Shortfall Carry-Forward Amount: With respect to each Class of Group 2 Bonds, other than the Class 2-A Bonds, and any Payment Date, as determined separately for each such Class of Bonds, an amount equal to the aggregate amount of Basis Risk Shortfall for such Bonds on such Payment Date, plus any unpaid Basis Risk Shortfall for such Class of Bonds from prior Payment Dates, plus interest thereon at the Bond Interest Rate for such Payment Date, to the extent previously unreimbursed by related Net Monthly Excess Cashflow or the Derivative Contracts.

      Beneficial Owner: With respect to any Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

      Bond: A Group 1 Bond or Group 2 Bond.

      Bond Insurance Policy: The bond guaranty insurance policy issued by the Bond Insurer for the benefit of the Class 2-A Bondholders.

      Bond Insurance Premium: The premium payable to the Bond Insurer with respect to the Bond Insurance Policy, as specified in the Bond Insurance Policy.

      Bond Insurer: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, any successor thereto.

      Bond Insurer Default: The existence and continuance of any of the following: (a) a failure by the Bond Insurer to make a payment required under the Bond Insurance Policy in accordance with its terms; or (b)(i) the Bond Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York or Wisconsin Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Bond Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Bond Insurer (or the taking of possession of all or any material portion of the property of the Bond Insurer).

      Bond Interest Rate: With respect to each Payment Date and each Class of Bonds, other than the Class 2-A Bonds, a floating rate equal to the least of (i) One-Month LIBOR plus the related Bond Margin, (ii) the Maximum Bond Rate and
(iii) the related Available Funds Rate with respect to such Payment Date. With respect to the Class 2-A Bonds, the lesser of (i) on any Payment Date prior to the Step-Up Date, 5.560% per annum, and on any Payment Date on and after the Step-Up

Date, 6.060% per annum and (ii) the related Available Funds Rate with respect to such Payment Date.

      Bond Margin: With respect to the Class 1-A-1 Bonds, on any Payment Date prior to the related Step-Up Date, 0.400% per annum, and on any Payment Date on and after the related Step-Up Date, 0.800% per annum. With respect to the Class 1-A-2 Bonds, on any Payment Date prior to the related Step-Up Date, 0.390% per annum, and on any Payment Date on and after the related Step-Up Date, 0.780% per annum. With respect to the Class 1-A-3 Bonds, on any Payment Date prior to the related Step-Up Date, 0.490% per annum, and on any Payment Date on and after the related Step-Up Date, 0.980% per annum. With respect to the Class M-1-1 Bonds and Class M-1-2 Bonds, on any Payment Date prior to the related Step-Up Date, 0.550% per annum, and on any Payment Date on and after the related Step-Up Date, 0.825% per annum. With respect to the Class M-2-1 Bonds and Class M-2-2 Bonds, on any Payment Date prior to the related Step-Up Date, 0.600% per annum, and on any Payment Date on and after the related Step-Up Date, 0.900% per annum. With respect to the Class M-3-1 Bonds and Class M-3-2 Bonds, on any Payment Date prior to the related Step-Up Date, 0.700% per annum, and on any Payment Date on and after the related Step-Up Date, 1.050% per annum. With respect to the Class M-4-1 Bonds and Class M-4-2 Bonds, on any Payment Date prior to the related Step-Up Date, 1.150% per annum, and on any Payment Date on and after the related Step-Up Date, 1.725% per annum. With respect to the Class M-5-1 Bonds and Class M-5-2 Bonds, on any Payment Date prior to the related Step-Up Date, 1.300% per annum, and on any Payment Date on and after the related Step-Up Date, 1.950% per annum. With respect to the Class M-6-1 Bonds and Class M-6-2 Bonds, on any Payment Date prior to the related Step-Up Date, 1.550% per annum, and on any Payment Date on and after the related Step-Up Date, 2.325% per annum.

      Bond Owner: The Beneficial Owner of a Bond.

      Bond Principal Balance: With respect to any Bond as of any date of determination, the initial Bond Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Bond and, in the case of any Class M Bond or Class 1-A Bond, the aggregate amount of any reductions in the Bond Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates; provided that, the Bond Principal Balance of any Class of Bonds, other than the Class 2-A Bonds, with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Bond Principal Balance of that Class.

      Bond Register: The register maintained by the Bond Registrar in which the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds.

      Bond Registrar: The Indenture Trustee, in its capacity as Bond Registrar, or any successor to the Indenture Trustee in such capacity.

      Bondholder or Holder: The Person in whose name a Bond is registered in the Bond Register, except that, any Bond registered in the name of the Depositor, the Issuer, the Indenture Trustee, the Seller or the Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that a Responsible Officer of the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Bonds that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of any of the foregoing Persons. Any bonds on which payments are made under the Bond Insurance Policy shall be deemed Outstanding until the Bond Insurer has been reimbursed with respect thereto and the Bond Insurer shall be deemed the Bondholder thereof to the extent of such unreimbursed payment.

      Book-Entry Bonds: Beneficial interests in the Bonds, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, Delaware or California or in the city in which the corporate trust offices of the Indenture Trustee or the principal office of the Bond Insurer are located, are required or authorized by law to be closed.

      Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer evidenced in a certificate of a Servicing Officer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

      Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

      Certificate Interest Rate: With respect to the Class M-1 Certificates, the weighted average of the Bond Interest Rates of the Class M-1-1 Bonds and the Class M-1-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-2 Certificates, the weighted average of the Bond Interest Rates of the Class M-2-1 Bonds and the Class M-2-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-3 Certificates, the weighted average of the Bond Interest Rates of the Class M-3-1 Bonds and the Class M-3-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-4 Certificates, the weighted average of the Bond Interest Rates of the Class M-4-1 Bonds and the Class M-4-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-5 Certificates, the weighted average of the Bond Interest Rates of the Class M-5-1 Bonds and the Class M-5-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-6 Certificates, the weighted average of the Bond Interest Rates of the Class M-6-1 Bonds and the Class M-6-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period.

      Certificate Paying Agent: The meaning specified in Section 3.10 of the Trust Agreement.

      Certificate Percentage Interest: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

      Certificate Principal Balance: With respect to Class M-1 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-1-1 Bonds and Class M-1-2 Bonds. With respect to Class M-2 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-2-1 Bonds and Class M-2-2 Bonds. With respect to Class M-3 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M- 3-1 Bonds and Class M-3-2 Bonds. With respect to Class M-4 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-4-1 Bonds and Class M-4-2 Bonds. With respect to Class M-5 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-5-1 Bonds and Class M-5-2 Bonds. With respect to Class M-6 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M- 6-1 Bonds and Class M-6-2 Bonds.

      Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

      Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

      Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

      Certificates or Owner Trust Certificates: The Impac CMB Trust Series 2004-6 Owner Trust Certificates, Series 2004-6, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

      Class: Any of the Class A Bonds or Class M Bonds.

      Class 1-A Bonds: The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Bonds.

      Class 2-A Insured Amount: Draws on the Bond Insurance Policy to cover related Deficiency Amounts and Preference Amounts on the Class 2-A Bonds.

      Class 2-A Net WAC Cap Shortfall: With respect to the Class 2-A Bonds and any Payment Date on which the related Available Funds Rate is used to determine the Bond Interest Rate of the Class 2-A Bonds, an amount equal to the excess of
(x) Accrued Bond Interest for the Class 2-A Bonds calculated at a rate equal to applicable fixed rate set forth in the definition of "Bond Interest Rate" over
(y) Accrued Bond Interest for the Class 2-A Bonds calculated using the related Available Funds Rate.

      Class 2-A Net WAC Cap Shortfall Carry-Forward Amount: With respect to the Class 2-A Bonds and any Payment Date, an amount equal to the aggregate amount of Class 2-A Net WAC Cap Shortfall for the Class 2-A Bonds on that Payment Date, plus any unpaid Class 2-A Net WAC Cap Shortfall from prior Payment Dates, plus interest thereon to the extent previously unreimbursed by Net Monthly Excess Cashflow, at a rate equal to the related Bond Interest Rate.

      Class A Bonds: The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 2-A Bonds in the form attached as Exhibit A-1 to the Indenture.

      Class M Bonds: The Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5-2, Class M-6-1 and Class M-6-2 Bonds in the form attached as Exhibit A-2 to the Indenture.

      Closing Date: June 29, 2004.

      Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      Collateral: The meaning specified in the Granting Clause of the Indenture.

      Collection Account: The account or accounts created and maintained pursuant to Section 3.06(d) of the Servicing Agreement. The Collection Account shall be an Eligible Account.

      Collection Period: With respect to each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

      Commission: The Securities and Exchange Commission.

      Compensating Interest: With respect to any Payment Date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month on the related Mortgage Loans, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the related Mortgage Loans immediately preceding such Payment Date and (b) the sum of the Master Servicing Fee and Subservicing Fee for such Payment Date for the related Mortgage Loans.

      Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Bond Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at (1) for purposes of the transfer and exchange of the Bonds, c/o Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services IMH Assets Corp., Series 2004-6 and (2) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager IMH Assets Corp., Series 2004-6. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Impac CMB Trust Series 2004-6 (IM0406).

      Cumulative Losses: As to any Payment Date and the Mortgage Loans, the cumulative aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date.

      Custodian: Deutsche Bank National Trust Company, or its successor in interest.

      Custodial Agreement: The Custodial Agreement, dated as of the Closing Date, by and among the Indenture Trustee, the Depositor, the Master Servicer and the Custodian.

      Cut-off Date: With respect to the Initial Mortgage Loans, June 1, 2004. With respect to the Group 1 Subsequent Mortgage Loans and Group 2 Subsequent Mortgage Loans, the applicable Subsequent Cut-off Date.

      Cut-off Date Balance: The aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date.

      Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

      Deficiency Amount: With respect to each Payment Date prior to the Final Scheduled Payment Date and the Class 2-A Bonds, an amount equal to the sum of
(i) the excess, if any, of (a) the amount of Accrued Bond Interest on the Class 2-A Bonds for that Payment Date over (b) the related Available Funds for that Payment Date, and (ii) the excess, if any of (a) the Bond Principal Balance of the Class 2-A Bonds over (b) the aggregate Stated Principal Balance of the Group 2 Loans, in each case immediately following such Payment Date. With respect to the Final Scheduled Payment Date and the Class 2-A Bonds, an amount equal to the sum of (i) the excess, if any, of (a) the amount of Accrued Bond Interest on the Class 2-A Bonds for that Payment Date over (b) the related Available Funds for that Payment Date and (ii) the excess, if any, of the Bond Principal

Balance of all outstanding Class 2-A Bonds due on such Final Scheduled Payment Date to the extent not paid from the related Available Funds on that Payment Date. For the Class 2-A Bonds and any date on which the acceleration of the Bonds has been directed or consented to by the Bondholders pursuant to the Indenture, the amount required to pay the Bond Principal Balance of the Class 2-A Bonds in full, together with accrued and unpaid interest thereon through the date of payment of the Class 2-A Bonds.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      Definitive Bonds: The meaning specified in Section 4.06 of the Indenture.

      Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

      Depositor: IMH Assets Corp., a California corporation, or its successor in interest.

      Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

      Depository Participant: A Person for whom, from time to time, the Depository effects book- entry transfers and pledges of securities deposited with the Depository.

      Derivative Contracts: The fourteen Derivative Contracts between the Seller and the Derivative Contract Counterparty for the benefit of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Bonds, the Underlying Class M Bonds and the Owner Trust Certificates, set forth in Exhibit E of the Indenture.

      Derivative Contract Counterparty: Bear Stearns Financial Products Inc.

      Determination Date: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

      Due Date: With respect to each Mortgage Loan, the day of the month on which each scheduled Monthly Payment is due.

      Due Period: With respect to any Payment Date and the Mortgage Loans, the period commencing on the second day of the month immediately preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such Payment Date.

      Eligible Account: An account that is any of the following: (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to the Bond Insurer and each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Bond Insurer and each Rating Agency) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) in the case of the Collection Account or Servicing Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts maintained at the corporate trust department of the Indenture Trustee or the Subservicer (or an affiliate thereof), as long as their short term debt obligations are rated F-1 by Fitch Ratings, P-1 by Moody's and A-1 by Standard & Poor's or better and their long term debt obligations are rated A by Fitch Ratings, A2 by Moody's and A by Standard & Poor's or better, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade without taking into account the Bond Insurance Policy and acceptable to the Bond Insurer as evidenced in writing.

      Eligible Investments: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
      (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank., N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Bonds (without taking the Bond Insurance Policy into account) by such Rating Agency below the lower of the then-current rating or the rating assigned to such Bonds as of the Closing Date by such Rating Agency, as evidenced in writing; and

                  (vii) any investment approved in writing by each of the Rating Agencies and the Bond Insurer.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

      Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply with each non-statistical representation and warranty set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to- Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;
(vi) not be 30 days or more delinquent; (vii) be an adjustable-rate first lien mortgage loan, if being substituted for a Group 1 Loan; and (viii) be a fixed-rate first lien mortgage loan, if being substituted for a Group 2 Loan.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) a failure by the Issuer to pay (a) Accrued Bond Interest on any Class of Bonds or the Principal Distribution Amount with respect to a Payment Date on such Payment Date or (b) the Unpaid Interest Shortfall with respect to any Class of Bonds, but only, with respect to clause (b), to the extent funds are available to make such payment as provided in the Indenture; or

                  (ii) the failure by the Issuer on the Final Scheduled Payment Date to reduce the Bond Principal Balance of any of the Class A Bonds or the Class M Bonds to zero; or

                  (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Bond Insurer, or if a Bond Insurer Default exists, the Holders of at least 25% of the aggregate Bond Principal Balance of the Outstanding Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                  (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

      Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Servicing Agreement.

      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      Expense Fee Rate: With respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate, the applicable Subservicing Fee Rate, the Owner Trustee's Fee Rate, the Radian PMI Rate, if such Mortgage Loan is a Radian PMI Insured Loan, and the related Net Derivative Fee Rate.

      Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

      Fannie Mae: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

      Final Certification: The final certification delivered by the Indenture Trustee pursuant to Section 2.03(b) of the Indenture in the form attached thereto as Exhibit D.

      Final Scheduled Payment Date: With respect to each Class of Bonds, the Payment Date in October 2034.

      Fitch Ratings: Fitch, Inc., or its successor in interest.

      Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Stated Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

      Freddie Mac: Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation), or any successor thereto.

      Funding Period: With respect to Loan Group 1, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group 1 Pre-Funding Account is reduced to less than $10,000 or (ii) August 29, 2004. With respect to Loan Group 2, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group 2 Pre-Funding Account is reduced to less than $10,000 or (ii) August 29, 2004.

      Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      Gross Margin: With respect to any Group 1 Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the Servicing Agreement.

      Group 1 Adjusted Net WAC Rate: On any Payment Date which is not a Subordinated Transfer Payment Date, or which is a Subordinated Transfer Payment Date but the Group 1 Loans are an Overcollateralized Loan Group, the Group 1 Net WAC Rate. On any Subordinated Transfer Payment Date, if the Group 1 Loans are an Undercollateralized Loan Group, the weighted average of the Group 1 Net WAC Rate and the Group 2 Net WAC Rate, weighted on the basis of the aggregate Stated Principal Balance of the Group 1 Loans as of the end of the prior Due Period, and the Subordinated Transfer Realized Loss Amount, respectively.

      Group 1 Available Funds: With respect to any Payment Date, the sum of the following, in each case with respect to the Group 1 Loans:

                  (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Advance) on each outstanding Group 1 Loan (less the related Master Servicing Fees, any Subservicing Fees under any Subservicing Agreement and any fees or penalties retained by the Master Servicer or any Subservicer, the fees of the Owner Trustee and the Indenture Trustee and any amounts in respect of the premium payable to Radian under the Radian Lender-Paid PMI Policies);

                  (ii) all proceeds of any Group 1 Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                  (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group 1 Loan pursuant to the Servicing Agreement; and

                  (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers; minus

                  (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller (other than an Affiliate of the Depositor) in respect of a Group 1 Loan;

                  (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group 1 Loan damaged by an Uninsured Cause, and
      (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property related to a Group 1 Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                  (vii) if the Bonds have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                  (viii) the related Net Derivative Fee; and

                  (x) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xv) of the Servicing Agreement, not described above in clauses (v) through (ix) above;

provided, however, that on any Subordinated Transfer Payment Date, the Group 1 Available Funds shall be increased (if it is the Undercollateralized Loan Group) or reduced (if it is the Overcollateralized Loan Group), by the Subordinated Payment Transfer Fraction of the Available Funds for the Overcollateralized Loan Group.

      Group 1 Bond: A Class 1-A-1, Class 1-A-2, Class 1-A-3, Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 or Class M-6-1 Bond.

      Group 1 Cut-off Date Balance: $1,874,929,282.13.

      Group 1 Loan: A Mortgage Loan in Loan Group 1.

      Group 1 Net WAC Rate: The weighted average of the Net Mortgage Rates on the Group 1 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period.

      Group 1 Overcollateralization Target Amount: With respect to any Payment Date (i) on or before the Payment Date occurring in December 2004, $0, or (ii) with respect to any Payment Date thereafter, 0.50% of the Group 1 Cut-off Date Balance; provided, that if the aggregate Bond Principal Balance of the Group 2 Bonds has been reduced to zero, the Group 1 Overcollateralization Target Amount will be 0.50% of the sum of the Group 1 Cut-off Date Balance, the Group 2 Cut-off Date Balance, the Group 1 Original Pre-Funded Amount and the Group 2 Original Pre-Funded Amount.

      Group 1 Original Pre-Funded Amount: $125,070,788.87, which is the amount deposited in the Group 1 Pre-Funding Account on the Closing Date by the Indenture Trustee with funds received from the Company.

      Group 1 Principal Distribution Amount: For any Payment Date and the Group 1 Loans, the sum of (a) the related Basic Principal Distribution Amount, (b) the amount of related and non-related Net Monthly Excess Cashflow used to cover related Realized Losses, Undercollateralized Amounts and Subordinated Transfer Realized Loss Amounts as provided in Section 3.05(d) and Section 3.05(h) of the Indenture and (c) the related Overcollateralization Increase Amount.

      Group 1 Pre-Funded Amount: The amount on deposit in the Group 1 Pre-Funding Account on any date of determination.

      Group 1 Pre-Funding Account: An account established by the Indenture Trustee for the benefit of the Bondholders and funded on the Closing Date by the Company with the Group 1 Original Pre-Funded Amount.

      Group 1 Subsequent Mortgage Loans: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.05 of the Indenture, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

      Group 1 Subsequent Transfer Instrument: With respect to the Group 1 Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between IMH Assets Corp., as Company, and Wells Fargo Bank, N.A., as indenture trustee, or such other instrument as agreed upon by the Company and the Indenture Trustee.

      Group 2 Adjusted Net WAC Rate: On any Payment Date which is not a Subordinated Transfer Payment Date, or which is a Subordinated Transfer Payment Date but the Group 2 Loans are an Overcollateralized Loan Group, the Group 2 Net WAC Rate. On any Subordinated Transfer Payment Date, if the Group 2 Loans are an Undercollateralized Loan Group, the weighted average of the Group 2 Net WAC Rate and the Group 1 Net WAC Rate, weighted on the basis of the aggregate Stated Principal Balance of the Group 2 Loans as of the end of the prior Due Period, and the Subordinated Transfer Realized Loss Amount, respectively.

      Group 2 Available Funds: With respect to any Payment Date, the sum of the following, in each case with respect to the Group 2 Loans:

                  (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such

      Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Advance) on each outstanding Group 2 Loan (less the related Master Servicing Fees, any Subservicing Fees under any Subservicing Agreement and any fees or penalties retained by the Master Servicer or any Subservicer, the fees of the Owner Trustee and the Indenture Trustee);

                  (ii) all proceeds of any Group 2 Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                  (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group 2 Loan pursuant to the Servicing Agreement; and

                  (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers;

                  minus

                  (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller (other than an Affiliate of the Depositor) in respect of a Group 2 Loan;

                  (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group 2 Loan damaged by an Uninsured Cause, and
      (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property related to a Group 2 Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                  (vii) if the Bonds have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                  (viii) the related Net Derivative Fee;

                  (ix) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xv) of the Servicing Agreement, not described above in clauses (v) through (ix) above; and

                  (x) the Premium Amount in respect of the Class 2-A Bonds;

provided, however, that on any Subordinated Transfer Payment Date, the Group 2 Available Funds shall be increased (if it is the Undercollateralized Loan Group) or reduced (if it is the Overcollateralized Loan Group), by the Subordinated Payment Transfer Fraction of the Available Funds for the Overcollateralized Loan Group.

      Group 2 Bond: A Class 2-A, Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M- 5-2 or Class M-6-2 Bond.

      Group 2 Cut-off Date Balance: $125,861,510.23.

      Group 2 Loan: A Mortgage Loan in Loan Group 2.

      Group 2-A Net WAC Rate: For any Payment Date, the weighted average of the Net Mortgage Rates on the Group 2 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period over.

      Group 2-M Net WAC Rate: For any Payment Date, the excess of (i) the weighted average of the Net Mortgage Rates on the Group 2 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period over (ii) the Net Derivative Fee Rate for such Payment Date.

      Group 2 Net WAC Rate: For any Payment Date, the weighted average of the Group 2-A Net WAC Rate and the Group 2-M Net WAC Rate, weighted on the basis of the aggregate Bond Principal Balance of the Class 2-A Bonds and the Underlying Class 2-M Bonds, respectively, as of the end of the prior Due Period.

      Group 2 Original Pre-Funded Amount: $74,138,489,77, which is the amount deposited in the Group 2 Pre-Funding Account on the Closing Date by the Indenture Trustee with funds received from the Company.

      Group 2 Overcollateralization Target Amount: With respect to any Payment Date, (i) on or before the Payment Date occurring in December 2004, $0, or (ii) with respect to any Payment Date thereafter, 0.50% of the sum of Group 2 Cut-off Date Balance and the Group 2 original Pre-Funded Amount; provided, that if the aggregate Bond Principal Balance of the Group 1 Bonds has been reduced to zero, the Group 2 Overcollateralization Target Amount will be 0.50% of the sum of the Group 1 Cut-off Date Balance, the Group 2 Cut-off Date Balance, the Group 1 Original Pre-Funded Amount and the Group 2 Original Pre-Funded Amount.

      Group 2 Principal Distribution Amount: For any Payment Date and the Group 2 Loans, the sum of (a) the related Basic Principal Distribution Amount, (b) the amount of related and non-related Net Monthly Excess Cashflow used to cover related Realized Losses, Undercollateralized Amounts and Subordinated Realized Loss Transfer Amounts as provided in Section 3.05(d) and Section 3.05(h) of the Indenture and (c) the related Overcollateralization Increase Amount.

      Group 2 Pre-Funded Amount: The amount on deposit in the Group 2 Pre-Funding Account on any date of determination.

      Group 2 Pre-Funding Account: An account established by the Indenture Trustee for the benefit of the Bondholders and funded on the Closing Date by the Company with the Group 2 Original Pre-Funded Amount.

      Group 2 Subsequent Mortgage Loans: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.05 of the Indenture, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Group 2 Subsequent Transfer Instrument.

      Group 2 Subsequent Transfer Instrument: With respect to the Group 2 Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between IMH Assets Corp., as Company, and Wells Fargo Bank, N.A., as indenture trustee, or such other instrument as agreed upon by the Company and the Indenture Trustee.

      Impac Holdings: Impac Mortgage Holdings, Inc., a Maryland corporation, and its successors and assigns.

      Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

      Indenture: The indenture dated as of June 29, 2004, between the Issuer and the Indenture Trustee, relating to the Impac CMB Trust Series 2004-6 Bonds.

      Indenture Trustee: Wells Fargo Bank, N.A., and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

      Independent: When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuer, any other obligor on the Bonds, the Seller, the Master Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

      Index: With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

      Initial Bond Principal Balance: With respect to the Class 1-A-1 Bonds, $205,000,000.00, with respect to the Class 1-A-2 Bonds, $1,368,000,000.00, with respect to the Class 1-A-3 Bonds, $152,000,000.00, with respect to the Class 2-A Bonds, $172,500,000.00, with respect to the Class M-1-1 Bonds, $40,000,000.03, with respect to the Class M-2-1 Bonds, $65,000,000.05, with respect to the Class M-3-1 Bonds, $45,000,000.03, with respect to the Class M-4-1 Bonds, $45,000,000.03, with respect to the Class M-5-1 Bonds, $50,000,000.04, with respect to the Class M-6-1 Bonds, $30,000,000.02, with respect to the Class M-1-2 Bonds, $3,999,999.97, with respect to the Class M- 2-2 Bonds, $6,499,999.95, with respect to the Class M-3-2 Bonds, $4,999,999.97, with respect to the Class M-4-2 Bonds, $4,999,999.97, with respect to the Class M-5-2 Bonds, $4,999,999.97 and with respect to the Class M-6-2 Bonds, $2,999,999.98.

      Initial Certification: The initial certification delivered by the Custodian pursuant to Section 2.03(a) of the Indenture in the form attached to the Custodial Agreement.

      Initial Mortgage Loan: Any of the Mortgage Loans included in the Trust Estate as of the Closing Date. The aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date is equal to approximately
$2,000,790,738.36.

      Initial Subservicers: With respect to substantially all of the Mortgage Loans, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, or their respective successors in interest.

      Insurance Account: The account created and maintained pursuant to Section 11.02(b) of the Indenture. The Insurance Account shall be an Eligible Account.

      Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds,
(ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

      Insured Amount: Shall have the meaning assigned to the term "Insured Amount" in the Bond Insurance Policy.

      Insured Undercollateralization Amount: With respect to any Payment Date and the Group 2 Loans, the amount by which the Bond Principal Balance of the Class 2-A Bonds exceeds the aggregate Stated Principal Balance of the Group 2 Loans and, if it is an Undercollateralized Loan Group, any Subordinated Transfer Realized Loss Amount, in each case immediately following distributions on that Payment Date.

      Interest Determination Date: With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

      Interest Rate Adjustment Date: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

      Interested Person: As of any date of determination, the Depositor, the Master Servicer the Bond Insurer, the Indenture Trustee, any Mortgagor, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

      Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

      IRS: The Internal Revenue Service.

      Issuer: Impac CMB Trust Series 2004-6, a Delaware statutory trust, or its successor in interest.

      Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and approved in writing by the Bond Insurer, so long as no Bond Insurer Default exists, and delivered to the Indenture Trustee.

      LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

      Lifetime Rate Cap: With respect to each Group 1 Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

      Liquidated Mortgage Loan: With respect to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Due Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

      Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer, or any Special Servicer on the Master Servicer's behalf, in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan, amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan and Disposition Fees) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

      Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

      Loan Group: Any of Loan Group 1 or Loan Group 2.

      Loan Group 1: The Group 1 Loans.

      Loan Group 2: The Group 2 Loans.

      Loan-to-Value Ratio: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

      Loan Year: With respect to any Mortgage Loan, the one-year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

      Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage
Note).

      Majority Certificateholder: A Holder of a 50.01% or greater Certificate Percentage Interest of the Owner Trust Certificates.

      Master Servicer: Impac Funding Corporation, a California corporation, and its successors and assigns.

      Master Servicing Fee: With respect to each Mortgage Loan and any Payment Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

      Master Servicing Fee Rate: With respect to any Mortgage Loan, 0.030% per annum.

      Maximum Bond Rate: With respect to any Class of Bonds, other than the Class 2-A Bonds, 11.15% per annum.

      Maximum Mortgage Rate: With respect to each Group 1 Loan, the maximum Mortgage Rate.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

      MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

      Minimum Mortgage Rate: With respect to each Group 1 Loan, the minimum Mortgage Rate.

      MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

      Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

      Moody's: Moody's Investors Service, Inc. or its successor in interest.

      Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Loan.

      Mortgage File: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the Servicing Agreement.

      Mortgage Loans: The Mortgage Loans that will be transferred and assigned to the Trust pursuant to Section 2.03(a) of the Indenture, each Mortgage Loan so held being identified in the Mortgage Loan Schedule. The Mortgage Loans have been divided into two groups, Loan Group 1 and Loan Group 2.

      Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Initial Mortgage Loans.

      Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of (i) Initial Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B of the Indenture and (ii) the applicable Group 1 Subsequent Mortgage Loans and Group 2 Subsequent Mortgage Loans as of the related Group 1 or Group 2 Subsequent Cut-off Date is Schedule 1 of the applicable Group 1 or Group 2 Subsequent Transfer Instrument, which respective schedules set forth as to each Mortgage
Loan:

                  (i) the loan number and name of the Mortgagor;

                  (ii) the street address, city, state and zip code of the Mortgaged Property;

                  (iii) the original Mortgage Rate;

                  (iv) the maturity date;

                  (v) the original principal balance;

                  (vi) the first Payment Date;

                  (vii) the type of Mortgaged Property;

                  (viii) the Monthly Payment in effect as of the Cut-off Date;

                  (ix) the Cut-off Date Principal Balance;

                  (x) the Index and the Gross Margin, if applicable;

                  (xi) the Adjustment Date frequency and Payment Date frequency, if applicable;

                  (xii) the occupancy status;

                  (xiii) the purpose of the Mortgage Loan;

                  (xiv) the Appraised Value of the Mortgaged Property;

                  (xv) (A) the original term to maturity and (B) if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

                  (xvi) the paid-through date of the Mortgage Loan;

                  (xvii) whether the Mortgage Loan is a Balloon Mortgage Loan or a Mortgage Loan the terms of which do not provide for a Balloon Payment;

                  (xviii)the Loan-to-Value Ratio;

                  (xix) whether such Mortgage Loan is a Radian PMI Insured Loan, and if so, the related Radian PMI Rate; and

                  (xx) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program.

      The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

      Mortgage Rate: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

      Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

      Mortgagor: The obligor or obligors under a Mortgage Note.

      Net Collections: With respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan.

      Net Derivative Contract Payment Amount: With respect to any Payment Date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that Payment Date to the Issuer from the Derivative Contract Counterparty pursuant to the Derivative Contracts, over (b) the aggregate amount payable on that Payment Date to the Derivative Contract Counterparty under the Derivative Contracts, in each case as described in Section 8.02(c) of the Indenture.

      Net Derivative Fee: With respect to any Payment Date and the Group 1 Loans and Group 2 Loans, the amount equal to the excess, if any, of (a) the aggregate amount payable on that Payment Date to the Derivative Contract Counterparty in respect of the related Derivative Contracts, other than any termination payments to the Derivative Contract Counterparty as a result of a default of the Derivative Contract Counterparty, over (b) the aggregate amount payable on that Payment Date to the Issuer from the Derivative Contract Counterparty pursuant to the related Derivative Contracts.

      Net Derivative Fee Rate: With respect to any Payment Date and each of Loan Group 1 and Loan Group 2, the fraction, expressed as a rate per annum, equal to
(x) the Net Derivative Fee on such Payment Date related to such Loan Group over
(y) the aggregate Bond Principal Balance of the Class 1-A Bonds and the Underlying Class M Bonds.

      Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

      Net Monthly Excess Cash Flow: For any Payment Date and each Loan Group, the sum of (a) any related Overcollateralization Release Amount and (b) the excess of (x) the related Available Funds and, with respect to the Group 2 Loans, the Class 2-A Insured Amount, if any, for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued Bond Interest for the related Bonds, (B) the related Principal Remittance Amount and (c) in the case of Loan Group 1, any amounts payable from the Derivative Contracts pursuant to Section 3.05(e)(viii) of the Indenture.

      Net Mortgage Rate: On any Mortgage Loan and any Payment Date, the then applicable mortgage rate thereon for the scheduled monthly payment thereon during the related Due Period minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate, (3) the Owner Trustee's Fee Rate and (4) the related Radian PMI Rate, if such Mortgage Loan is a Radian PMI Insured Loan.

      Nonrecoverable Advance: Any advance (i) which was previously made or is proposed to be made by the Master Servicer; and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan. The Indenture Trustee may conclusively rely on any determination of nonrecoverability made by the Master Servicer.

      Officer's Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

      In the event that on any Interest Determination Date, Telerate Screen 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Interest Accrual Period will be established by the Indenture Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

      Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee and/or the Bond Insurer, as applicable, in its reasonable discretion which counsel may be in-house counsel for the Master Servicer if acceptable to the Indenture Trustee, the Bond Insurer and the Rating Agencies or counsel for the Depositor, as the case may be.

      Original Value: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master Servicer.

      Outstanding: With respect to the Bonds, as of the date of determination, all Bonds theretofore executed, authenticated and delivered under this Indenture except:

                  (i) Bonds theretofore canceled by the Bond Registrar or delivered to the Indenture Trustee for cancellation; and

                  (ii) Bonds in exchange for or in lieu of which other Bonds have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a holder in due course;

all Bonds that have been paid with funds provided under the Bond Insurance Policy shall be deemed to be Outstanding until the Bond Insurer has been reimbursed with respect thereto.

      Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the Servicing Agreement.

      Overcollateralization Increase Amount: With respect to any Payment Date and each Loan Group, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date after payments in respect of Section 3.05(d)(iii) and
Section 3.05(h)(iii) of the Indenture, with respect to the Group 1 Loans and Group 2 Loans, respectively, but solely with respect to the Group 2 Loans, after payments to the Bond Insurer pursuant to Section 3.05(e)(i) and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Bonds of the related Basic Principal Distribution Amount on such Payment Date).

      Overcollateralization Release Amount: With respect to any Payment Date and each Loan Group, the lesser of (x) the related Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such Payment Date) over (ii) the related Overcollateralization Target Amount for such Payment Date.

      Overcollateralization Target Amount: The Group 1 Overcollateralization Target Amount or Group 2 Overcollateralization Target Amount, as applicable.

      Overcollateralized Amount: For any Payment Date, other than a Subordinated Transfer Payment Date, and each Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or Advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the aggregate Bond Principal Balance of such related Loan Group as of such Payment Date (after giving effect to distributions to be made on such Payment Date).

      For any Subordinated Transfer Payment Date and the Overcollateralized Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses on the related Mortgage Loans incurred during the related Prepayment Period), exceeds (ii) the sum of (x) the aggregate Bond Principal Balance of the Bonds related to such Loan Group as of such Payment Date (after giving effect to distributions to be made on such Payment Date) and (y) the Subordinated Transfer Realized Loss Amount.

      For any Subordinated Transfer Payment Date and the Undercollateralized Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses on the related Mortgage Loans incurred during the related Prepayment Period), exceeds (ii) (x) the aggregate Bond Principal Balance of the Bonds related to such Loan Group as of such Payment Date (after giving effect to distributions to be made on such Payment
Date) minus (y) the Subordinated Transfer Realized Loss Amount.

      Overcollateralized Loan Group: For any Subordinated Transfer Payment Date, the Loan Group which is not the Undercollateralized Loan Group.

      Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

      Owner Trustee: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

      Owner Trustee's Fee: With respect to any Payment Date the product of (i) the Owner Trustee's Fee Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      Owner Trustee's Fee Rate: On each Mortgage Loan, a rate equal to 0.0017% per annum.

      Paying Agent: Any paying agent or co-paying agent appointed pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

      Payment Account: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

      Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

      Percentage Interest: With respect to any Bond, the percentage obtained by dividing the Bond Principal Balance of such Bond by the aggregate Bond Principal Balances of all Bonds of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

      Periodic Rate Cap: With respect to any Group 1 Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

      Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. ss. 2510.3-101.

      Policy Premium Rate: With respect to any Payment Date, the rate per annum at which the Premium Amount for the Bond Insurance Policy accrues, as specified in the Bond Insurance Policy.

      Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

      Preference Amount: With respect to the Class 2-A Bonds, any amount previously distributed to a Class 2-A Bondholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Premium Amount: The amount of premium due to the Bond Insurer in accordance with the Bond Insurance Policy.

      Prepayment Assumption: A Prepayment Assumption of 100% assumes, (i) with respect to the Group 1 Loans, 30% CPR and (ii) with respect to the Group 2 Loans, 100% PPC, which assumes 6.00% CPR in month 1, an additional 1/11th of 14.00% CPR for each month thereafter, building to 20% CPR in month 12 and remaining constant at 20% CPR thereafter.

      Prepayment Interest Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the sum of the amount of interest (less interest at the related Expense Fee Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full and any Advances made by the Master Servicer pursuant to Section 4.04 of the Servicing Agreement or (b) a partial Principal Prepayment during the related Prepayment Period, an amount equal to the interest at the Mortgage Rate (less the Subservicing Fee Rate) during the related Prepayment Period on the amount of such partial Principal Prepayment.

      Prepayment Period: With respect to each Mortgage Loan and any Payment Date, the prior calendar month.

      Primary Insurance Policy: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor, including the Radian Lender-Paid PMI Policies.

      Principal Distribution Amount: The Group 1 Principal Distribution Amount or Group 2 Principal Distribution Amount, as applicable.

      Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

      Principal Remittance Amount: With respect to any Payment Date and each Loan Group, the sum of the following:

                  (i) the principal portion of each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due) on each Outstanding Mortgage Loan;

                  (ii) the principal portion of all proceeds of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement during the related Collection Period;

                  (iii) the principal portion of all other unscheduled collections received during the related Prepayment Period (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the

      Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to the Servicing Agreement; and

                  (iv) with respect to the Group 2 Loans, any portion of any Class 2-A Insured Amount for such Payment Date representing an Insured Undercollateralization Amount allocable to the Class 2-A Bonds;

provided, however, that on any Subordinated Transfer Payment Date, the Principal Remittance Amount for the Undercollateralized Loan Group shall be increased, and the Principal Remittance Amount for the Overcollateralized Loan Group shall be reduced, by the Subordinated Payment Transfer Fraction of the amounts determined pursuant to clauses (1) through (3) above for the Overcollateralized Loan Group.

      Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

      Prospectus: The Prospectus Supplement, dated June 25, 2004, together with the attached Prospectus, dated March 29, 2004.

      Purchase Price: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

      Purchaser: IMH Assets Corp., a California corporation, and its successors and assigns.

      Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a Fannie Mae-approved mortgage insurer.

      Radian: Radian Guaranty, Inc., or its successors or assigns.

      Radian Lender-Paid PMI Policy: A lender-paid primary mortgage insurance policy issued by Radian in accordance with a March 29, 2002 letter between the Seller and Radian.

      Radian PMI Insured Loans: The Mortgage Loans included in the Trust Fund covered by a Radian Lender-Paid PMI Policy, as indicated on the Mortgage Loan Schedule.

      Radian PMI Policy Fee: With respect to each Radian PMI Insured Loan and any Payment Date, the product of (i) the Radian PMI Rate divided by 12 and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

      Radian PMI Rate: With respect to any Mortgage Loan covered by the Radian Lender-Paid PMI Policy, the rate per annum at which the premium with respect to such policy accrues as indicated in the Mortgage Loan Schedule.

      Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Bonds at the request of the Depositor at the time of the initial issuance of the Bonds. Initially, Standard & Poor's or Moody's. If such organization or a successor is no longer in existence, "Rating Agency" with respect to the Class A Bonds shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Bond Insurer so long as no Bond Insurer Default exists, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

      Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Bondholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or any Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

      Record Date: With respect to the Bonds, other than the Class 2-A Bonds, and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date. With respect to the Class 2-A Bonds and any Bonds that are not Book-Entry Bonds, the close of business on the last Business Day of the calendar month preceding such Payment Date.

      Reference Banks: Any leading banks selected by the Indenture Trustee after consultation with the Master Servicer and the Bond Insurer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question,
(iii) which have been designated as such by the Indenture Trustee after consultation with the Master Servicer and the Bond Insurer, and (iv) which are not Affiliates of the Depositor or the Seller.

      Registered Holder: The Person in whose name a Bond is registered in the Bond Register on the applicable Record Date.

      Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of (i) the Mortgage Loan Purchase Agreement (with respect to the Initial Mortgage Loans) and (ii) the Group 1 or Group 2 Subsequent Mortgage Loan Purchase Agreement (with respect to the Group 1 and Group 2 Subsequent Mortgage Loans) and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Group 1 and Group 2 Subsequent Mortgage Loan Purchase Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

      Relief Act: The The Servicemembers Civil Relief Act, as amended.

      Relief Act Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

      Remittance Report: The report prepared by the Master Servicer pursuant to
Section 4.01 of the Servicing Agreement.

      REO Acquisition: The acquisition by the Master Servicer on behalf of the Indenture Trustee for the benefit of the Bondholders of any REO Property pursuant to Section 3.13 of the Servicing Agreement.

      REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

      REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the Servicing Agreement by any income from the REO Property treated as a recovery of principal.

      REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Collection Account only upon the related REO Disposition.

      REO Property: A Mortgaged Property that is acquired by the Issuer by foreclosure or by deed in lieu of foreclosure.

      Repurchase Event: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date, the related Mortgage was not a valid first lien on the related Mortgaged Property, or (ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

      Repurchase Price: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of unreimbursed Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master Servicer or any Subservicer pursuant to Section 3.07 of the Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation by such loan of any predatory-lending law.

      Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

      Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      Securities Intermediary: Wells Fargo Bank., N.A., or its successors and assigns.

      Security: Any of the Certificates or Bonds.

      Securityholder or Holder: Any Bondholder or a Certificateholder.

      Security Instrument: A written instrument creating a valid first lien or second lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

      Seller: Impac Mortgage Holdings, Inc., a Maryland corporation, and its successors and assigns.

      Servicing Account: The separate trust account created and maintained by the Master Servicer or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section
3.08 of the Servicing Agreement.

      Servicing Advances: All customary, reasonable and necessary "out of pocket"costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer or any Subservicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the Servicing Agreement.

      Servicing Agreement: The Servicing Agreement dated as of June 29, 2004, among the Master Servicer, the Issuer and the Indenture Trustee.

      Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section 4.01 of the Servicing Agreement.

      Servicing Default: The meaning assigned in Section 6.01 of the Servicing Agreement.

      Servicing Fee: The sum of the Master Servicing Fee and the related Subservicing Fee.

      Servicing Fee Rate: The sum of the Master Servicing Fee Rate and the related Subservicing Fee Rate.

      Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

      Special Certificate Cap Contract: The Confirmation together with the associated ISDA Master Agreement, delivered to the Indenture Trustee on the Closing Date and attached to the Indenture as Exhibit F, for which amounts payable shall be distributed in accordance with Section 3.05(n) of the Indenture.

      Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

      Stated Principal Balance: With respect to any Mortgage Loan or related REO Property as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut- off Date, after application of all scheduled Monthly Payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Advance was made, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.13 of the Servicing Agreement with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 3.05 of the Indenture on any previous Payment Date, and (c) the principal portion of any Realized Loss with respect thereto allocated pursuant to Section 3.31 of the Indenture for any previous Payment Date.


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      Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12
Del. Code ss.ss.3801 et seq., as the same may be amended from time to time.

      Step-Up Date: The first Payment Date following the earlier of (i) the first Payment Date for which the Issuer can cause the redemption of the Bonds pursuant to Section 8.07 of the Indenture and (ii) the Payment Date in July 2014.

      Subordinated Payment Transfer Fraction: With respect to any Subordinated Transfer Payment Date, a fraction equal to (x) any Subordinated Transfer Realized Loss Amount for such Payment Date, divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group as of the beginning of the related Due Period.

      Subordinated Transfer Amount: With respect to any Subordinated Transfer Payment Date, the principal portion of any amount paid from the Overcollateralized Loan Group to the Undercollateralized Loan Group.

      Subordinated Transfer Payment Date: Any Payment Date on which a Subordinated Transfer Realized Loss Amount exists for either loan group.

      Subordinated Transfer Realized Loss Amount: For any Payment Date, the amount of any Realized Loss on a mortgage loan in a Loan Group which has been allocated on a preceding Payment Date either (a) to the non-related Overcollateralization Amount or (b) to the non-related Underlying Class M Bonds, to the extent such Realized Loss has not been reimbursed by related or non-related Net Monthly Excess Cashflow or by a Subordinated Transfer Amount or by an offsetting reduction in the overcollateralization or in the Class M Bonds of the related Undercollateralized Loan Group.

      Subsequent Cut-off Date: With respect to any Group 1 Subsequent Mortgage Loan, the date, as designated by the Company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Group 1 Subsequent Mortgage Loan, as the cut-off date with respect to the related Group 1 Subsequent Mortgage Loan. With respect to any Group 2 Subsequent Mortgage Loan, the date, as designated by the Company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Group 2 Subsequent Mortgage Loan, as the cut-off date with respect to the related Group 2 Subsequent Mortgage Loan.

      Subsequent Transfer Date: With respect to any Group 1 Subsequent Mortgage Loan and Group 2 Subsequent Mortgage Loan, the applicable date upon which such Mortgage Loan was purchased from the Seller with amounts on deposit in the related Pre-Funding Account.

      Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer and acceptable to the Bond Insurer, including the Initial Subservicers.

      Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.06(e) of the Servicing Agreement.


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      Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the Servicing Agreement.

      Subservicing Fee: With respect to each Mortgage Loan and any Payment Date, the fee payable monthly to the subservicer in respect of servicing compensation that accrues at an annual rate equal to the Subservicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

      Subservicing Fee Rate: On each Group 1 Loan, a rate equal to 0.375% per annum. On each Group 2 Loan, a rate equal to (i) 0.25% per annum.

      Substitution Adjustment Amount: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the Servicing Agreement.

      Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

      Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

      Trust: The Impac CMB Trust Series 2004-6 to be created pursuant to the Trust Agreement.

      Trust Agreement: The Amended and Restated Trust Agreement dated as of June 29, 2004, among the Owner Trustee, the Depositor and Wells Fargo Bank., N.A., as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

      Trust Estate: The meaning specified in the Granting Clause of the Indenture.

      Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

      UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

      Undercollateralized Loan Group: With respect to any Payment Date, a Loan Group which benefits from the payment of a Subordinated Transfer Realized Loss Amount.

      Underwriters: Countrywide Securities Corporation, UBS Securities LLC and Bear, Stearns & Co. Inc.

      Uninsured Cause: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.


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      Unpaid Interest Shortfall: For each Class of Bonds and any Payment Date, such Bonds' pro rata share, based on the amount of Accrued Bond Interest otherwise payable on such Bond on such Payment Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, plus interest on the amount of previously allocated Unpaid Interest Shortfall on such Class of Bonds which remains unreimbursed, at the Bond Interest Rate for such Class for the related Accrual Period.


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